Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to nine separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•   Offering Period End Date: January 26, 2007 at 2:00 pm, New York City time

•   Initial Public Offering Price: 100 per cent

•   Initial Valuation Date: January 26, 2007

•   Issue Date: January 31, 2007

•   Maturity Date: 3 business days after the final valuation date

•   Interest Payment Dates: The last calendar day of each month (if that day is not a business day, the following business day), commencing on February 28, 2007 and ending on the maturity date

•   Listing: The notes will not be listed on any U.S. securities exchange or quotation system

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	INITIAL PRICE	BARRIER PRICE (1)	PRINCIPAL AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (2)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE
INTERCONTINENTAL EXCHANGE, INC. (ICE)	PR-7	19.50%	$135.17	$108.14	$2,835,000	2.25% / $63,787.50	97.75% / $2,771,212.50	40428HGK2 / US40428HGK23	April 25, 2007
NutriSystem, Inc. (NTRI)	PR-8	19.00%	$57.91	$43.43	$1,089,000	2.50% / $27,225.00	97.50% / $1,061,775.00	40428HGL0 / US40428HGL06	July 26, 2007
CROCS, INC. (CROX)	PR-9	17.50%	$49.95	$34.97	$343,000	2.50% / $8,575.00	97.50% / $334,425.00	40428HGM8 / US40428HGM88	July 26, 2007
ADVANCED MICRO DEVICES, INC. (AMD)	PR-10	16.20%	$16.22	$12.17	$775,000	2.50% / $19,375.00	97.50% / $755,625.00	40428HGP1 / US40428HGP10	July 26, 2007
AMR Corporation (AMR)	PR-11	16.00%	$36.53	$27.40	$1,476,000	2.25% / $33,210.00	97.75% / $1,442,790.00	40428HGQ9 / US40428HGQ92	April 25, 2007
UNDER ARMOUR, INC. (UA)	PR-12	15.75%	$50.04	$37.53	$438,000	2.50% / $10,950.00	97.50% / $427,050.00	40428HGR7 / US40428HGR75	July 26, 2007
Ciena Corporation (CIEN)	PR-13	15.00%	$28.78	$21.59	$290,000	2.50% / $7,250.00	97.50% / $282,750.00	40428HGU0 / US40428HGU05	July 26, 2007
XM SATELLITE RADIO HOLDINGS INC. (XMSR)	PR-14	13.25%	$14.17	$10.63	$988,000	2.25% / $22,230.00	97.75% / $965,770.00	40428HGS5 / US40428HGS58	April 25, 2007
PMC-SIERRA, INC. (PMCS)	PR-15	13.00%	$6.40	$4.48	$641,000	3.00% / $19,230.00	97.00% / $621,770.00	40428HGV8 / US40428HGV87	January 28, 2008

(1) The barrier price for each note offering is rounded to the nearest penny.

(2) Agent’s discount may vary but will be no more than the amount listed in “Agent’s Discount or Commission per Note / Total,” above.

See “Risk Factors” in this pricing supplement beginning on page PR-4, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. January 26, 2007

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Reverse Convertible Notes linked to ICE due April 30, 2007	$2,835,000.00	$303.35
Reverse Convertible Notes linked to NTRI due July 31, 2007	$1,089,000.00	$116.52
Reverse Convertible Notes linked to CROX due July 31, 2007	$343,000.00	$36.70
Reverse Convertible Notes linked to AMD due July 31, 2007	$775,000.00	$82.93
Reverse Convertible Notes linked to AMR due April 30, 2007	$1,476,000.00	$157.93
Reverse Convertible Notes linked to UA due July 31, 2007	$438,000.00	$46.87
Reverse Convertible Notes linked to CIEN due July 31, 2007	$290,000.00	$31.03
Reverse Convertible Notes linked to XMSR due April 30, 2007	$988,000.00	$105.72
Reverse Convertible Notes linked to PMCS due January 31, 2008	$641,000.00	$68.59

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

GENERAL TERMS

This pricing supplement relates to nine separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PR-4 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page PR-5 of this pricing supplement and “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes – Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short–Term Debt Instruments in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through December 29, 2006 and for the period from January 3, 2007 through January 26, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•   If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;

•   If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•   If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

INTERCONTINENTALEXCHANGE, inc. (ICE)

Description of INTERCONTINENTALEXCHANGE, INC.

According to publicly available information, INTERCONTINENTAL EXCHANGE, INC. (“ICE”), through its subsidiaries, operates global marketplaces for the trading of energy commodity futures and over-the-counter (“OTC”) contracts on its Internet-based ICE trading platform. These contracts principally include oil, natural gas, and power. ICE operates in two segments, Futures and OTC. ICE’s Futures segment, which is fully electronic and regulated by the U.K.’s FSA, consists of trade execution in futures contracts and options on futures contracts, including the benchmark Brent crude futures contract. ICE’s OTC segment offers electronic trade execution in OTC energy contracts, as well as provides trading-related services, including OTC electronic trade confirmation, access to clearing services, and OTC risk management functionality. ICE also offers market data services for both futures and OTC markets through ICE Data. ICE’s services include publication of daily indices, access to historical pricing data, view only access to the platform, end of day settlements, and pricing data sets, as well as a service that involves the validation of participants’ own mark valuations. ICE has operations in the United States and internationally. The common stock of ICE started trading on the New York Stock Exchange on November 15, 2005; therefore, the historical prices of ICE commenced on and from November 15, 2005.

ICE’s SEC file number is 001-32671.

Historical Performance of ICE

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	44.21	26.00	36.35
March 31, 2006	73.59	36.00	69.05
June 30, 2006	82.40	45.27	57.94
September 29, 2006	77.92	51.77	75.07
December 29, 2006	113.85	72.15	107.90
January 3, 2007 to January 26, 2007	140.50	108.15	135.17

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 19.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 14.39 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	ICE

Initial Price:	USD 135.17

Barrier Price:	USD 108.14

Interest Rate:	19.50 per cent per annum

Physical Delivery Amount:	7 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.875%		100.00%
+	90%	4.875%		90.00%
+	80%	4.875%		80.00%
+	70%	4.875%		70.00%
+	60%	4.875%		60.00%
+	50%	4.875%		50.00%
+	40%	4.875%		40.00%
+	30%	4.875%		30.00%
+	20%	4.875%		20.00%
+	10%	4.875%		10.00%
	0%	4.875%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.125%	4.875%	-10.00%
-	20%	-15.125%	4.875%	-20.00%
-	30%	-25.125%	N/A	-30.00%
-	40%	-35.125%	N/A	-40.00%
-	50%	-45.125%	N/A	-50.00%
-	60%	-55.125%	N/A	-60.00%
-	70%	-65.125%	N/A	-70.00%
-	80%	-75.125%	N/A	-80.00%
-	90%	-85.125%	N/A	-90.00%
-	100%	-95.125%	N/A	-100.00%

NUTRISYSTEM, INC. (NTRI)

Description of NutriSystem, Inc.

According to publicly available information, NutriSystem, Inc. (“NutriSystem”) provides weight management system and fitness products and services in the United States. NutriSystem’s weight management program primarily includes a prepackaged food program and counseling. NutriSystem’s prepackaged food consists of approximately 130 food items. NutriSystem also offers online and telephone counseling and support to customers using its diet counselors. NutriSystem sells its prepackaged foods to weight loss program participants through the direct channel, QVC, field sales channel, and the case distributor channel.

NutriSystem’s SEC file number is 000-28551.

Historical Performance of NutriSystem

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	0.91	0.35	0.88
June 28, 2002	0.90	0.70	0.70
September 30, 2002	0.90	0.62	0.63
December 31, 2002	1.01	0.25	0.90
March 31, 2003	0.95	0.61	0.61
June 30, 2003	0.82	0.51	0.65
September 30, 2003	1.50	0.57	1.18
December 31, 2003	2.14	1.16	1.72
March 31, 2004	4.01	1.69	3.93
June 30, 2004	4.00	1.65	1.72
September 30, 2004	1.98	1.09	1.42
December 31, 2004	3.14	1.42	2.85
March 31, 2005	6.71	2.81	6.30
June 30, 2005	15.00	6.00	14.76
September 30, 2005	25.25	14.52	25.02
December 30, 2005	44.15	25.30	36.02
March 31, 2006	50.00	33.90	47.52
June 30, 2006	76.33	44.14	62.13
September 29, 2006	68.11	45.45	62.29
December 29, 2006	76.20	58.45	63.39
January 3, 2007 to January 26, 2007	68.25	54.48	57.91

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 19.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.15 per cent constitutes interest on the Deposit and 13.85 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	NutriSystem

Initial Price:	USD 57.91

Barrier Price:	USD 43.43

Interest Rate:	19.00 per cent per annum

Physical Delivery Amount:	17 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.50%		100.00%
+	90%	9.50%		90.00%
+	80%	9.50%		80.00%
+	70%	9.50%		70.00%
+	60%	9.50%		60.00%
+	50%	9.50%		50.00%
+	40%	9.50%		40.00%
+	30%	9.50%		30.00%
+	20%	9.50%		20.00%
+	10%	9.50%		10.00%
	0%	9.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-0.50%	9.50%	-10.00%
-	20%	-10.50%	9.50%	-20.00%
-	30%	-20.50%	N/A	-30.00%
-	40%	-30.50%	N/A	-40.00%
-	50%	-40.50%	N/A	-50.00%
-	60%	-50.50%	N/A	-60.00%
-	70%	-60.50%	N/A	-70.00%
-	80%	-70.50%	N/A	-80.00%
-	90%	-80.50%	N/A	-90.00%
-	100%	-90.50%	N/A	-100.00%

CROCS, INC. (CROX)

Description of CROCS, INC.

According to publicly available information, CROCS, INC. (“Crocs”) engages in the design, manufacture, and marketing of footwear for men, women, and children under the ‘crocs’ brand worldwide. Crocs produces soft and lightweight, nonmarking, and slip- and odor-resistant shoes. Crocs also manufactures and sells a line of crocs-branded apparel and accessory items, which include t-shirts, sweatshirts, hats, beanies, and socks, sunglasses, baseball hats, power straps, and kneepads; and nonbranded products, such as spa pillows and kayak seats that are marketed to original equipment manufacturers. Crocs sells its products through various footwear channels, including specialty footwear stores, outdoor retailers, and sporting goods and department stores. Crocs also sells its products through other specialty channels, including gift shops, uniform suppliers, independent bicycle dealers, specialty food retailers, health and beauty stores, and other specialty stores. The common stock of Crocs started trading on the NASDAQ Stock Market on February 7, 2006; therefore, the historical prices of Crocs commenced on and from February 7, 2006.

Crocs’ SEC file number is 000-51754.

Historical Performance of Crocs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	32.50	20.32	25.15
June 30, 2006	37.00	21.56	25.15
September 29, 2006	35.05	22.65	33.95
December 29, 2006	50.25	31.66	43.20
January 3, 2007 to January 26, 2007	52.00	42.85	49.95

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.15 per cent constitutes interest on the Deposit and 12.35 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Crocs

Initial Price:	USD 49.95

Barrier Price:	USD 34.97

Interest Rate:	17.50 per cent per annum

Physical Delivery Amount:	20 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.75%		100.00%
+	90%	8.75%		90.00%
+	80%	8.75%		80.00%
+	70%	8.75%		70.00%
+	60%	8.75%		60.00%
+	50%	8.75%		50.00%
+	40%	8.75%		40.00%
+	30%	8.75%		30.00%
+	20%	8.75%		20.00%
+	10%	8.75%		10.00%
	0%	8.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.25%	8.75%	-10.00%
-	20%	-11.25%	8.75%	-20.00%
-	30%	-21.25%	8.75%	-30.00%
-	40%	-31.25%	N/A	-40.00%
-	50%	-41.25%	N/A	-50.00%
-	60%	-51.25%	N/A	-60.00%
-	70%	-61.25%	N/A	-70.00%
-	80%	-71.25%	N/A	-80.00%
-	90%	-81.25%	N/A	-90.00%
-	100%	-91.25%	N/A	-100.00%

ADVANCED MICRO DEVICES, INC. (AMD)

Description of ADVANCED MICRO DEVICES, INC.

According to publicly available information, ADVANCED MICRO DEVICES, INC. (“AMD”), engages in the design, manufacture and marketing of microprocessor solutions for the computing, communications and consumer electronics markets worldwide. Its solutions include embedded microprocessors for personal connectivity devices and other consumer markets. The microprocessor products are used in desktop and mobile personal computers, servers and workstations and chipset products. The embedded microprocessors are used in personal connectivity devices and specific consumer markets. AMD’s customers consist primarily of original equipment manufacturers, original design manufacturers and third-party distributors. AMD sells its products through its direct sales force, third-party distributors and independent sales representatives. AMD has a strategic collaboration with Shenzhen Domain Network and Huawei Technologies Co., Ltd. It operates primarily in the United States, as well as in Europe and Asia.

AMD’s SEC file number is 001-07882.

Historical Performance of AMD

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	20.60	12.63	14.71
June 28, 2002	15.30	7.95	9.72
September 30, 2002	10.88	5.20	5.34
December 31, 2002	9.60	3.10	6.46
March 31, 2003	7.79	4.78	6.18
June 30, 2003	8.59	5.80	6.41
September 30, 2003	12.87	6.25	11.11
December 31, 2003	18.50	11.01	14.90
March 31, 2004	17.50	13.60	16.23
June 30, 2004	17.60	13.65	15.90
September 30, 2004	15.90	10.76	13.00
December 31, 2004	24.95	13.09	22.02
March 31, 2005	22.30	14.63	16.12
June 30, 2005	18.34	14.08	17.34
September 30, 2005	25.75	17.22	25.20
December 30, 2005	31.84	20.22	30.60
March 31, 2006	42.70	30.88	33.16
June 30, 2006	35.75	23.46	24.42
September 29, 2006	27.90	16.90	24.85
December 29, 2006	25.69	19.90	20.35
January 3, 2007 to January 26, 2007	20.63	15.93	16.22

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.20 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.15 per cent constitutes interest on the Deposit and 11.05 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	AMD

Initial Price:	USD 16.22

Barrier Price:	USD 12.17

Interest Rate:	16.20 per cent per annum

Physical Delivery Amount:	61 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.10%		100.00%
+	90%	8.10%		90.00%
+	80%	8.10%		80.00%
+	70%	8.10%		70.00%
+	60%	8.10%		60.00%
+	50%	8.10%		50.00%
+	40%	8.10%		40.00%
+	30%	8.10%		30.00%
+	20%	8.10%		20.00%
+	10%	8.10%		10.00%
	0%	8.10%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.90%	8.10%	-10.00%
-	20%	-11.90%	8.10%	-20.00%
-	30%	-21.90%	N/A	-30.00%
-	40%	-31.90%	N/A	-40.00%
-	50%	-41.90%	N/A	-50.00%
-	60%	-51.90%	N/A	-60.00%
-	70%	-61.90%	N/A	-70.00%
-	80%	-71.90%	N/A	-80.00%
-	90%	-81.90%	N/A	-90.00%
-	100%	-91.90%	N/A	-100.00%

AMR CORPORATION. (AMR)

Description of AMR Corporation

According to publicly available information, AMR Corporation (“AMR”), incorporated in October 1982, primarily operates in the airline industry. AMR’s principal subsidiary, American Airlines, Inc. (“American”), is a major scheduled passenger airline. American provides scheduled jet service throughout North America, the Caribbean, Latin America, Europe and Asia. American is also a large scheduled air freight carrier, providing a wide range of freight and mail services to shippers throughout its system. AMR also provides aviation services, call center management services, and investment advisory services.

AMR’s SEC file number is 001-08400.

Historical Performance of AMR

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	29.20	21.62	26.41
June 28, 2002	26.11	15.52	16.86
September 30, 2002	16.65	3.60	4.18
December 31, 2002	8.61	3.01	6.60
March 31, 2003	7.10	1.25	2.10
June 30, 2003	11.90	2.65	11.00
September 30, 2003	13.45	7.90	11.45
December 31, 2003	15.46	11.05	12.95
March 31, 2004	17.65	10.25	12.73
June 30, 2004	14.50	10.04	12.11
September 30, 2004	12.28	6.76	7.33
December 31, 2004	11.10	6.34	10.95
March 31, 2005	11.65	7.83	10.70
June 30, 2005	14.95	9.80	12.11
September 30, 2005	14.80	10.00	11.18
December 30, 2005	23.53	10.77	22.23
March 31, 2006	29.14	18.24	27.05
June 30, 2006	29.32	21.50	25.42
September 29, 2006	27.74	18.78	23.14
December 29, 2006	34.40	23.42	30.23
January 3, 2007 to January 26, 2007	41.00	30.65	36.53

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 10.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AMR

Initial Price:	USD 36.53

Barrier Price:	USD 27.40

Interest Rate:	16.00 per cent per annum

Physical Delivery Amount:	27 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00%	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	N/A	-30.00%
-	40%	-36.00%	N/A	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%

UNDER ARMOUR, INC. (UA)

Description of UNDER ARMOUR, INC.

According to publicly available information, UNDER ARMOUR, INC. (“Under Armour”) engages in the design, development, marketing, and distribution of branded performance products for men, women, and youth in North America and internationally. Under Armour markets and sells a range of apparel, footwear, and accessories for use in athletics and outdoor activities, as well as for use as casual apparel. Under Armour offers long and short sleeve T-shirts, shorts, sweats, socks, performance bags, baseball batting gloves and football gloves, underwear, and other related products; and products for use in outdoor activities, such as hunting, fishing, and mountain sports. In addition, Under Armour offers accessories, such as baseball caps, knit caps, visors, beenies, wraps, headwear, and head and wrist bands. Under Armour sells its products primarily through smaller, independent, and specialty retailers. The common stock of Under Armour started trading on the New York Stock Exchange on November 17, 2005; therefore, the historical prices of Under Armour commenced on and from November 17, 2005.

Under Armour’s SEC file number is 001-10635.

Historical Performance of Under Armour

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	40.00	13.00	38.31
March 31, 2006	41.90	25.85	32.40
June 30, 2006	43.50	30.75	42.62
September 29, 2006	43.50	32.20	40.02
December 29, 2006	54.00	39.33	50.45
January 3, 2007 to January 26, 2007	51.45	46.61	50.04

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.75 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.15 per cent constitutes interest on the Deposit and 10.60 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Under Armour

Initial Price:	USD 50.04

Barrier Price:	USD 37.53

Interest Rate:	15.75 per cent per annum

Physical Delivery Amount:	19 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.875%		100.00%
+	90%	7.875%		90.00%
+	80%	7.875%		80.00%
+	70%	7.875%		70.00%
+	60%	7.875%		60.00%
+	50%	7.875%		50.00%
+	40%	7.875%		40.00%
+	30%	7.875%		30.00%
+	20%	7.875%		20.00%
+	10%	7.875%		10.00%
	0%	7.875%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.125%	7.875%	-10.00%
-	20%	-12.125%	7.875%	-20.00%
-	30%	-22.125%	N/A	-30.00%
-	40%	-32.125%	N/A	-40.00%
-	50%	-42.125%	N/A	-50.00%
-	60%	-52.125%	N/A	-60.00%
-	70%	-62.125%	N/A	-70.00%
-	80%	-72.125%	N/A	-80.00%
-	90%	-82.125%	N/A	-90.00%
-	100%	-92.125%	N/A	-100.00%

CIENA CORPORATION (CIEN)

Description of Ciena Corporation

According to publicly available information, Ciena Corporation (“Ciena”) is a supplier of application-focused communications networking equipment, software and services to communications service providers, cable operators, governments and enterprises. Ciena is focused on optimizing access and edge networks for broadband communication, enhancing enterprise data services and evolving network infrastructure to support new services through automation and convergence. Ciena is a network specialist, with expertise in optical networking, data networking and broadband access networks. Ciena’s product and service offerings focus to enable customers to converge, transition and connect communications networks that deliver voice, and data services. Ciena organizes its operations into four separate business segments: the Transport and Switching Group (TSG), the Data Networking Group (DNG), the Broadband Access Group (BBG) and Global Network Services (GNS).

Ciena’s SEC file number is 000-21969.

Historical Performance of Ciena

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	121.10	49.91	63.00
June 28, 2002	67.34	25.20	29.33
September 30, 2002	44.94	20.37	20.79
December 31, 2002	49.91	16.87	35.98
March 31, 2003	54.18	29.47	30.59
June 30, 2003	42.85	29.34	36.19
September 30, 2003	52.15	34.79	41.02
December 31, 2003	51.11	39.41	45.92
March 31, 2004	56.98	32.90	34.79
June 30, 2004	38.43	21.14	25.90
September 30, 2004	26.04	11.69	13.86
December 31, 2004	24.5	13.58	23.38
March 31, 2005	24.01	11.50	12.04
June 30, 2005	18.55	11.55	14.63
September 30, 2005	19.25	14.28	18.48
December 30, 2005	22.61	15.19	20.79
March 31, 2006	39.34	20.37	36.47
June 30, 2006	37.66	25.69	33.67
September 29, 2006	33.18	23.38	27.25
December 29, 2006	29.73	22.04	27.71
January 3, 2007 to January 26, 2007	30.56	27.08	28.78

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.15 per cent constitutes interest on the Deposit and 9.85 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Ciena

Initial Price:	USD 28.78

Barrier Price:	USD 21.59

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	34 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.50%		100.00%
+	90%	7.50%		90.00%
+	80%	7.50%		80.00%
+	70%	7.50%		70.00%
+	60%	7.50%		60.00%
+	50%	7.50%		50.00%
+	40%	7.50%		40.00%
+	30%	7.50%		30.00%
+	20%	7.50%		20.00%
+	10%	7.50%		10.00%
	0%	7.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.50%	7.50%	-10.00%
-	20%	-12.50%	7.50%	-20.00%
-	30%	-22.50%	N/A	-30.00%
-	40%	-32.50%	N/A	-40.00%
-	50%	-42.50%	N/A	-50.00%
-	60%	-52.50%	N/A	-60.00%
-	70%	-62.50%	N/A	-70.00%
-	80%	-72.50%	N/A	-80.00%
-	90%	-82.50%	N/A	-90.00%
-	100%	-92.50%	N/A	-100.00%

XM SATELLITE RADIO HOLDINGS INC. (XMSR)

Description of XM SATELLITE RADIO HOLDINGS INC.

According to publicly available information, XM SATELLITE RADIO HOLDINGS INC. (“XM Satellite”) provides music, news, talk, information, entertainment and sports programming for reception by vehicle, home and portable radios nationwide and over the internet. XM Satellite’s full channel lineup, as of January 31, 2006, includes over 160 channels, featuring 67 commercial-free music channels; 34 news, talk and entertainment channels; 39 sports channels; 21 instant traffic and weather channels; and one emergency alert channel. XM Satellite broadcasts from its studios in Washington, DC, New York City, including Jazz at Lincoln Center, and the Country Music Hall of Fame in Nashville.

XM Satellite’s SEC file number is 000-27441.

Historical Performance of XM Satellite

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	19.20	10.70	13.77
June 28, 2002	14.70	6.26	7.25
September 30, 2002	7.70	2.63	3.90
December 31, 2002	4.12	1.66	2.69
March 31, 2003	6.90	2.40	5.89
June 30, 2003	13.28	5.56	10.99
September 30, 2003	16.90	10.02	15.50
December 31, 2003	27.30	15.56	26.29
March 31, 2004	29.96	20.55	27.93
June 30, 2004	30.96	20.35	27.29
September 30, 2004	31.52	23.55	31.02
December 31, 2004	40.89	27.50	37.62
March 31, 2005	38.28	27.99	31.63
June 30, 2005	34.83	26.16	33.66
September 30, 2005	37.31	32.57	35.91
December 30, 2005	36.91	26.99	27.28
March 31, 2006	30.46	19.66	22.27
June 30, 2006	24.21	12.77	14.65
September 29, 2006	14.98	9.63	12.90
December 29, 2006	16.08	9.91	14.45
January 3, 2007 to January 26, 2007	17.70	13.93	14.17

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 8.14 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	XM Satellite

Initial Price:	USD 14.17

Barrier Price:	USD 10.63

Interest Rate:	13.25 per cent per annum

Physical Delivery Amount:	70 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.3125%		100.00%
+	90%	3.3125%		90.00%
+	80%	3.3125%		80.00%
+	70%	3.3125%		70.00%
+	60%	3.3125%		60.00%
+	50%	3.3125%		50.00%
+	40%	3.3125%		40.00%
+	30%	3.3125%		30.00%
+	20%	3.3125%		20.00%
+	10%	3.3125%		10.00%
	0%	3.3125%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.6875%	3.3125%	-10.00%
-	20%	-16.6875%	3.3125%	-20.00%
-	30%	-26.6875%	N/A	-30.00%
-	40%	-36.6875%	N/A	-40.00%
-	50%	-46.6875%	N/A	-50.00%
-	60%	-56.6875%	N/A	-60.00%
-	70%	-66.6875%	N/A	-70.00%
-	80%	-76.6875%	N/A	-80.00%
-	90%	-86.6875%	N/A	-90.00%
-	100%	-96.6875%	N/A	-100.00%

PMC-SIERRA, INC. (PMCS)

Description of PMC-Sierra, Inc.

According to publicly available information, PMC-Sierra, Inc., (“PMCS”) incorporated in 1983, designs, develops, markets and supports communications semiconductors, storage semiconductors and microprocessors primarily for the communications service provider, storage and enterprise markets. PMCS has more than 250 different semiconductor devices that are sold to equipment and design manufacturers, who in turn supply their equipment principally to communications network service providers and enterprises. PMCS sells semiconductor solutions primarily into five general areas of the worldwide network infrastructure: access, metro, storage, enterprise and customer premise markets.

PMCS’s SEC file number is 000-19084.

Historical Performance of PMCS

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	26.80	14.35	16.28
June 28, 2002	18.94	8.40	9.27
September 30, 2002	11.55	3.74	3.88
December 31, 2002	9.20	2.70	5.56
March 31, 2003	7.36	4.64	5.95
June 30, 2003	13.79	5.93	11.76
September 30, 2003	15.37	10.25	13.19
December 31, 2003	22.81	13.29	20.10
March 31, 2004	24.91	15.82	16.97
June 30, 2004	18.55	12.05	14.35
September 30, 2004	14.30	8.22	8.81
December 31, 2004	12.37	8.60	11.25
March 31, 2005	11.45	8.43	8.80
June 30, 2005	9.90	7.42	9.33
September 30, 2005	10.77	8.16	8.81
December 30, 2005	9.24	6.20	7.71
March 31, 2006	12.75	7.60	12.29
June 30, 2006	13.77	8.28	9.4
September 29, 2006	9.38	4.78	5.94
December 29, 2006	8.23	5.79	6.71
January 3, 2007 to January 26, 2007	6.78	6.06	6.40

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.18 per cent constitutes interest on the Deposit and 7.82 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	PMCS

Initial Price:	USD 6.40

Barrier Price:	USD 4.48

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	156 shares (fractional shares paid in cash)

Term of Notes:	1 Year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	13.00%		100.00%
+	90%	13.00%		90.00%
+	80%	13.00%		80.00%
+	70%	13.00%		70.00%
+	60%	13.00%		60.00%
+	50%	13.00%		50.00%
+	40%	13.00%		40.00%
+	30%	13.00%		30.00%
+	20%	13.00%		20.00%
+	10%	13.00%		10.00%
	0%	13.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	3.00%	13.00%	-10.00%
-	20%	-7.00%	13.00%	-20.00%
-	30%	-17.00%	13.00%	-30.00%
-	40%	-27.00%	N/A	-40.00%
-	50%	-37.00%	N/A	-50.00%
-	60%	-47.00%	N/A	-60.00%
-	70%	-57.00%	N/A	-70.00%
-	80%	-67.00%	N/A	-80.00%
-	90%	-77.00%	N/A	-90.00%
-	100%	-87.00%	N/A	-100.00%